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Exhibit 3.10

AMENDED AND RESTATED BY-LAWS

OF

DIRECTV, INC.

(A California Corporation)

ARTICLE I—FORMATION

1.1        Legal Name. The legal name of the corporation is DIRECTV, Inc., hereinafter referred to as "Corporation".

1.2        Legal Purpose. The Corporation has been formed for the following legal purpose: to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

1.3        Legal Jurisdiction. The Corporation is subject to the laws of the State of California. If any provisions of these bylaws are inconsistent with statutes governing the formation and operation of a corporation within this jurisdiction, the laws of the State of California shall control.

ARTICLE II—CORPORATE SEAL

2.1        Corporate Seal. The corporate seal, if required, shall have inscribed thereon the name of the corporation, the year of its organization and the words, "Corporate Seal, State of California".

ARTICLE III—OFFICES

3.1        Registered Agent and Office. The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle and the registered agent at the aforementioned address is c/o Corporation Service Company.

3.2        Principal Place of Business. The principal place of business of the Corporation located at 2230 E. Imperial Highway, El Segundo, CA 90245 ("Principal Office").

3.3        Other Places of Business. The Corporation may have other such places of business within or outside the State of California as the officers of the corporation may from time to time determine or the business of the Corporation may require.

ARTICLE IV—STOCKHOLDERS

4.1        Notice. Written notice of the annual meeting or any special meeting of stockholders shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to meeting, except as otherwise required by statute, and shall state the time and place and, in the case of a special meeting, the purpose(s) of the meeting. Notice need not be given, however, to any stockholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or who by proxy without objecting to the transaction of business.

4.2        Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of California, as shall be designated by the Board of Directors, or the President with respect to meetings called by him or her.

4.3        Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the anniversary date of the Corporation's incorporation, or at such other time as may be fixed by the Board of Directors. The election of the Board of Directors shall be an item on the agenda of the annual meeting of stockholders.

4.4        Special Meeting. Special meetings of stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the written request of stockholders owning a majority of the shares of the Corporation then outstanding and entitled to vote.

4.5        Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting. The written consent of the stockholders, which may be executed in counterparts, shall be filed with the minutes of the Corporation.

4.6        Quorum for Meetings. At all meetings of stockholders, the holders representing a majority of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

4.7        Presiding Officers at Meetings. The President and the Secretary of the Corporation shall act as President and Secretary of each stockholders' meeting unless the majority of the stockholders present at the meeting shall decide otherwise.

4.8        Voting. Stockholders shall be entitled one vote per share of stock. Stockholders may vote in person or by proxy at any meeting of stockholders. Any action required or permitted by stockholders at any annual or special meeting may also be taken by written consent in lieu of meeting.

4.9        Majority Rules and Election of Directors. At a duly called meeting at any meeting of stockholders with a quorum once present, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of Directors, who shall be elected by a plurality of the votes cast.

4.10        Consent in lieu of a Meeting. Except for the election of Directors, stockholders can without a meeting undertake any business that would otherwise require a meeting if authorized by the written consent of stockholders holding a majority of voting power, unless state law or the Articles of Incorporation require a higher voting percentage. Written consent in lieu of a meeting shall take the form of a document signed by the stockholders holding a majority of the shares setting forth the action taken. If the consent is less than unanimous, notice of the action taken shall be provided to stockholders who have not consented in writing.

4.11        Consents to Meetings. The actions undertaken at a meeting of stockholders, that was not properly called and noticed shall nevertheless be valid if: (a) a quorum was present in person or proxy, and (b) each of the stockholders entitled to vote and who were not present in person or by proxy sign a written waiver of notice or a consent to the holding of such meeting and the approval of the actions taken thereat.

All such waivers and consents must be filed in the corporate books and made part of the minutes of the corporate meeting therein. A stockholder's attendance of a meeting which was not properly called and noticed shall constitute a waiver of notice unless an objection is made on the record at the meeting.

4.12        Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the President if a quorum of stockholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if such adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at such meeting.

4.13        Stockholders of Record.

(a)        The Board of Directors shall fix a date by which all the stockholders of record at the close of that business day are entitled to exercise their rights. Those stockholders are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not, with respect to stockholder meetings, be more than sixty (60) days nor less than ten (10) days before the date of such meeting, or, with respect to stockholder consents, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(b)        If the Board of Directors does not fix a record date, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived as provided herein, on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is necessary, shall be the close of business day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day the resolution of the Board of Directors relating thereto is adopted.

ARTICLE V—DIRECTORS

5.1        Number of Directors. The Board of Directors shall consist of one (1) or more persons.

5.2        Standard of Care. Each Director shall perform his or her duties in good faith. Each Director shall execute all his or her duties through the use of the standard as to what in the Director's opinion is in the best interests of the Corporation. In making all decisions, a Director shall utilize such reasonable care and inquiry as a reasonably prudent person in a like situation would employ.

5.3        Powers of the Board of Directors. The Board of Directors is responsible for the management of the Corporation's business and legal affairs. Towards this end, the Board of Directors will exercise all of the corporate powers to do such lawful acts which are not prohibited by either state law or the Articles of Incorporation.

5.4        Term of Office. The Directors shall hold office until the annual meeting of stockholders next succeeding the filing of the Certificate of Incorporation, and until their successors are elected and qualified. The directors elected at the first annual meeting of stockholders and at each annual meeting thereafter shall hold office for one (1) year, and until their successors are elected and qualified.

5.5        Regular Meetings. A regular meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual stockholders' meeting. The Board of Directors may provide, by resolution, the place, day and hour for additional regular meetings which may be held without prior notice.

5.6        Special Meetings. Special meetings of the Board of Directors may be called by the President or any director. Written notice of any special meeting, specifying the time and place of the meeting and, at the option of the person calling the meeting, the purpose of the meeting, shall be given to each director at least two (2) days prior thereto. Such notice may be delivered by facsimile transmission.

5.7        Notice of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meetings. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.

5.8        Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5.9        Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

5.10        Vacancies. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors, even though less than a quorum.

ARTICLE VI—OFFICERS

6.1        Election. At its regular meeting following the annual meeting of stockholders, the Board of Directors shall elect a President, a Treasurer, a Secretary, and such other officers or agents as it shall deem necessary or desirable. One person may hold two or more offices. Any officer may be removed by the Board of Directors with or without cause at any time.

6.2        Vacancies. Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors for the unexpired portion of the term.

6.3        President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute, in the name of the Corporation, contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of the President of a corporation.

6.4        Vice President. If any are elected, the Vice President(s) shall perform such duties and have such authority as may be delegated to them from time to time by the President or by the Board of Directors. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President(s), in order assigned, shall perform the duties and be vested with the authority of the President.

6.5        Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, shall keep regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned by the President or by the Board of Directors.

6.6        Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these by-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board of Directors, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder. The Secretary shall perform such other duties as are consistent with the office of Secretary or as assigned by the President or the Board of Directors.

ARTICLE VII—EXECUTION OF DOCUMENTS

7.1        Commercial Paper. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or any Vice President of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

7.2        Other Instruments. All contracts, deeds, mortgages and other documents and instruments shall be executed by the President or any Vice President of the Corporation, and, if deemed necessary or advisable, by the Secretary, or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII—FISCAL YEAR

8.1        Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year unless the Board of Directors shall otherwise direct.

ARTICLE IX—CERTIFICATES FOR SHARES OF STOCK

9.1        Execution. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall otherwise direct.

9.2        Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE X—DIVIDENDS

10.1        Dividends. The Board of Directors may from time to time declare, and the corporation may pay dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate of Incorporation or by statute.

ARTICLE XI—INDEMNIFIATION

11.1        Indemnification. Any corporate agent shall be indemnified by the Corporation to the full extent permitted by law in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent. Any corporate agent may be insured by insurance purchased by and maintained by the Corporation against any expenses incurred in any proceeding and any liability asserted against him in his capacity as corporate agent, whether or not the Corporation would have the power to indemnify him against such liability.

11.2        Definitions. For purposes of this Article XI, the following definitions shall apply:

(a).        "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the Corporation or any constituent corporation absorbed by the Corporation in consolidation or merger on any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any corporate agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a corporate agent, if the Corporation shall have requested any such person to serve. The Corporation shall be deemed to have requested such person to serve as fiduciary of any employee benefit plan, only where the performance of such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

(b).        "Other Enterprises" shall mean any domestic or foreign corporation other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit served by a corporate agent.

ARTICLE XII—LOANS TO AND GUARANTEES OF OBLIGATIONS OF OFFICERS, DIRECTORS AND EMPLOYEES

12.1        Loans or Guarantees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any director, officer or other employee of the Corporation or of any subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. Such loan, guarantee or assistance must be authorized by a majority of the entire Board of Directors of the Corporation. Any such loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

ARTICLE XIII—AMENDMENTS

13.1        Amendments. These by-laws may be altered, amended or repealed and new by-laws may be adopted by a majority of the votes cast at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by a majority of the Board of Directors, unless the resolution of the stockholders adopting the by-laws expressly reserves to the stockholders the right to amend it, at a regular meeting or at a special meeting called for that purpose.

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  Exhibit 3.10
AMENDED AND RESTATED BY-LAWS OF DIRECTV, INC. (A California Corporation)